                                     WARRANT

                              to Purchase Stock of
                          Power Efficiency Corporation
                             a Delaware corporation

                             Expires: June 14, 2012


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS. THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE STOCK PURCHASE AGREEMENT.


                            THIS IS TO CERTIFY THAT:

         SUMMIT ENERGY VENTURES, LLC, a Delaware limited liability company ("Summit"), is entitled to purchase from Power Efficiency Corporation, a Delaware corporation (the "Company"), at any time on and and from time to time after January 1, 2004 (the "Vesting Date") and prior to June 14, 2012, Common Stock on the terms and conditions hereinafter provided.

         Section 1. Certain Definitions. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement. As used in this Warrant:

         "Aggregate Purchase Price" shall have the meaning set forth in Section 2 of this Warrant.

         "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of New York.

         "Certificate of Designation" shall mean the Certificate of Designation of the Company's Series A Convertible Preferred Stock dated June 13, 2002.

         "Commission" shall mean the Securities and Exchange Commission.



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

         "Common Stock" shall mean the Company's authorized common stock, $0.001 par value per share, irrespective of class unless otherwise specified, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

         "Company" shall have the meaning set forth in the introductory paragraph to this Warrant.

         "Company Stock" shall mean the Common Stock and Preferred Stock, collectively.

         "Convertible Instruments" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Company Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "Current Warrant Price" shall mean the dollar amount calculated in the following manner:

         CWP = (3 x E)/(C + P)

         where:

         CWP =     Current Warrant Price.

         E =       EBITDA.

         C = the number of shares of Common Stock outstanding on the exercise date; the number of shares of Common Stock reserved for issuance pursuant to the Company's stock option plans existing on the exercise date (whether or not such options have been issued); the number of shares of Common Stock issuable under all warrants outstanding on the exercise date; plus the number of shares of Common Stock issuable upon conversion of all Convertible Instruments outstanding on the exercise date, other than the Series A Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement.

         P = the number of shares of Common Stock issuable on the exercise date upon conversion of all the Series A-1 Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement.


         "EBITDA" shall mean the earnings of the Company before interest taxes depreciation and amortization determined in accordance with generally accepted accounting principles for the previous 4 quarters.

         "Holder" shall mean the holder of this Warrant or any subsequent Warrants resulting from the transfer of this Warrant.

         "Person" shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.



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

         "Preferred Stock" shall mean the Company's authorized preferred stock, irrespective of class or series unless otherwise specified.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Series A-1 Convertible Preferred Stock" shall mean the Series A-1 Convertible Preferred Stock having the rights, designations and preferences set forth in the Certificate of Designation.

         "Series A-2 Convertible Preferred Stock" shall mean the Series A-2 Convertible Preferred Stock having the rights, designations and preferences set forth in the Certificate of Designation.

         "Stock Purchase Agreement" shall mean that certain Series A Convertible Stock Purchase Agreement between the Company and Summit, dated as of June ___, 2002, as amended, relating to the Series A-1 Convertible Preferred Stock.

         "Stock Unit" shall mean one share of Common Stock or one share of Series A-2 Convertible Preferred Stock, at the election of the Holder of the Warrant.

         "Summit" shall have the meaning set forth in the introductory paragraph to this Warrant.

         "Vesting Date" shall have the meaning set forth in the introductory paragraph to this Warrant.

         "Warrant" shall mean this warrant originally issued by the Company pursuant to Section 1.2 of the Stock Purchase Agreement, evidencing rights to purchase shares of Warrant Stock, and all warrants issued upon transfer, division or combination of, or in substitution for, this warrant. All warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.

         "Warrant Stock" shall mean the shares of Common Stock or Series A-2 Convertible Preferred Stock purchasable by the Holder of a Warrant upon the exercise of such Warrant.

         Section 2. Exercise of Warrant. The Holder of this Warrant may, at any time on or after the Vesting Date, exercise this Warrant in whole or in part for the number of Stock Units which such Holder is then entitled to purchase hereunder. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to Section 17: (i) a written notice of such Holder's election to exercise this Warrant, (ii) this Warrant, and (iii) the total purchase price for the shares being purchased upon such exercise by delivery in cash, by wire transfer or certified or official bank check of immediately available funds in an amount equal to the product of the Current Warrant Price multiplied by the number of Stock Units being purchased upon such exercise (the "Aggregate Purchase Price"), Such notice may be in the form of the Subscription set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.


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


         The Holder of this Warrant may purchase the number of Stock Units calculated in the following manner:

         SU = 1.0408C - P

         where:

         SU = the number of Stock Units the Holder of this Warrant may purchase upon exercise of this Warrant.

         C = the number of shares of Common Stock outstanding on the exercise date; the number of shares of Common Stock reserved for issuance pursuant to the Company's stock option plans existing on the exercise date (whether or not such options have been issued); the number of shares of Common Stock issuable under all warrants outstanding on the exercise date; plus the number of shares of Common Stock issuable upon conversion of all Convertible Instruments outstanding on the exercise date, other than the Series A-1 Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement.

         P = the number of shares of Common Stock issuable on the exercise date upon conversion of all the Series A-1 Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement.


         Upon the first exercise of any right under the Warrant or Warrants by any Holder (the "First Exercise"), the Current Warrant Price and the remaining Stock Units purchasable under the Warrant or Warrants by all Holders shall be fixed upon such first exercise. The remaining Stock Units purchasable under the Warrant or Warrants shall be equal to the number of Stock Units that could have been purchased had all the Warrants been exercised minus the number of Stock Units that were actually purchased at the First Exercise; and (ii) the Current Warrant Price of all remaining Warrants shall be fixed at the Current Warrant Price determined for the Warrants that were exercised at the First Exercise.

         The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with a legend in the form contained in Section 4.1 of the Amended and Restated Stockholders' Agreement dated June 14, 2002, and shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.



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

         Except as otherwise provided in Section 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above.

         All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

         The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. With the consent of the Holder of this Warrant, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price then in effect.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         Section 3. Transfer, Division and Combination. Subject to Section 10, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 17, together with a written assignment of this Warrant duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 10 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Warrant Stock without having a new Warrant issued.

         This Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder hereof or its agent or attorney. In the case that this Warrant is divided, the Stock Units purchasable by each new Warrant must be a fraction of the formula specified in Section 2 hereof. The aggregate number of Stock Units purchasable by all Warrants into which this Warrant is divided must equal the number of Stock Units determined based on the formula in Section 2 hereof. Subject to compliance with the preceding paragraph and with Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

         The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

         Section 4. [This section is intentionally left blank].

         Section 5. [This section is intentionally left blank].

         Section 6. Reservation and Authorization of Stock; Registration with or Approval of any Governmental Authority. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock and Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Without the prior written consent of the Holders of Warrants evidencing 75% in number of the total number of Stock Units at the time purchasable upon the exercise of all the then outstanding Warrants, the Company will not amend its Certificate of Incorporation in any respect relating to the Company Stock or other than to increase or decrease the number of shares of authorized capital stock or to decrease the par value of any shares of Company Stock. All shares of Warrant Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such conversion, as the case may be, shall be duly and validly issued and fully-paid and nonassessable.

         Section 7. Stock and Warrant Transfer Books. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by stockholders of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Section 8. Transfer Taxes. The Company will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Company Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Company Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         Section 9. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights, or to any rights as a stockholder of the Company.



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

         Section 10. Restrictions on Transferability. The Warrants and the Warrant Stock shall be transferable only in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Stock, and any Holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) Section 3 hereof.

         Section 11. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Aggregate Purchase Price (or any portion thereof) or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 12. [This section is intentionally left blank].

         Section 13. [This section is intentionally left blank].

         Section 14. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Holder's or any other institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

         Section 15. Furnish Information. The Company agrees that it shall deliver to the Holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

         Section 16. Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of both the Company and the Holders of Warrants evidencing 75% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock comprising a Stock Unit or the Current Warrant Price, without the written consent of both the Company and the Holders of Warrants representing at least 90% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants.

         Section 17. Office of the Company. So long as any of the Warrants remain outstanding, the Company shall maintain an office in Ann Arbor, Michigan where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holders of all outstanding Warrants.

         Section 18. Notices Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if given or made as set forth in Section 13 of the Stock Purchase Agreement, which is incorporated herein by reference.


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

         Section 19. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NOTWITHSTANDING SUCH CHOICE OF LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER DELAWARE OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.





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





         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President, such signature to be attested to by the Company's Secretary or Assistant Secretary, and the Company's corporate seal to be impressed hereon.


Dated:
      ----------------------------



[SEAL]                              Power Efficiency Corporation,
                                    a Delaware corporation


                                    By: /s/ Stephen Shulman
                                        ----------------------------------
                                    Name:  Stephen Shulman
                                    Title: President

                               SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ Stock Units of Power Efficiency Corporation, a Delaware corporation, purchasable with this Warrant, herewith makes payment therefor on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is .


Dated:



                      ----------------------------------------------
                      (Signature of Registered Owner)


                      ----------------------------------------------
                      (Street Address)


                      ----------------------------------------------
                      (City)              (State)         (Zip Code)



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



                                 ASSIGNMENT FORM



                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

                                                      No. of Stock
      Name and Address of Assignee                       Units*
      ----------------------------                     ----------





and does hereby irrevocably constitute and appoint _____________________ attorney to make sure transfer on the books of Power Efficiency Corporation, a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

* Must be expressed as a formula pursuant to Section 3 hereof.

Dated:



                      ----------------------------------------------
                      Signature



                      ----------------------------------------------
                      Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this assignment must be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.




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